UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

The Securities Exchange Act of 1934

Date of Earliest Event Reported: May 22, 2009

CAPITAL ONE FINANCIAL CORPORATION

(Exact name of registrant as specified in its charter)

Delaware	1-13300	54-1719854
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1680 Capital One Drive, McLean, Virginia	22102
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (703) 720-1000

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01	Other Events.

On May 22, 2009, Capital One Financial Corporation (the “Company”) closed the public offering of $1,000,000,000 aggregate principal amount of the Company’s 7.375% Senior Notes Due 2014 (the “Notes”), pursuant to an Underwriting Agreement dated May 19, 2009, among the Company, Credit Suisse Securities (USA) LLC and J.P. Morgan Securities Inc., as representatives of the underwriters named in Schedule I thereto (collectively, the “Underwriters”). The Notes were issued pursuant to a Senior Indenture dated as of November 1, 1996 (the “Indenture”) between the Company and The Bank of New York Mellon Trust Company, N.A., formerly known as The Bank of New York Trust Company, N.A. (as successor to Harris Trust and Savings Bank), as Indenture Trustee. The Notes have been registered under the Securities Act of 1933, as amended, by a registration statement on Form S-3 (File No. 333-159085).

The foregoing description of the Notes and other documents relating to this transaction does not purport to be complete and is qualified in its entirety by reference to the full text of these securities and documents, forms or copies of which are attached as exhibits to this Current Report on Form 8-K and are incorporated herein by reference.

Item 9.01	Financial Statements and Exhibits.

(d)	Exhibits

Exhibit	Description
1.1	Underwriting Agreement dated May 19, 2009, among Capital One Financial Corporation, Credit Suisse Securities (USA) LLC and J.P. Morgan Securities Inc., as the representatives of the Underwriters

4.1	Specimen 7.375% Senior Note Due 2014

5.1	Opinion of Gibson, Dunn & Crutcher LLP

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Company has duly caused this Current Report on Form 8-K to be signed on its behalf by the undersigned hereunto duly authorized.

CAPITAL ONE FINANCIAL CORPORATION

Dated: May 22, 2009	By:	/s/ John G. Finneran Jr.
John G. Finneran Jr.
General Counsel and Corporate Secretary

EXHIBIT INDEX

Exhibit	Description
1.1	Underwriting Agreement dated May 19, 2009, among Capital One Financial Corporation, Credit Suisse Securities (USA) LLC and J.P. Morgan Securities Inc., as the representatives of the Underwriters

4.1	Specimen 7.375% Senior Note Due 2014

5.1	Opinion of Gibson, Dunn & Crutcher LLP

4